GLOBAL AGREEMENT FOR GRANTING GUARANTEES WITH RESPECT TO DERIVATIVE FINANCIAL TRANSACTIONS DATED MAY 29, 2015, ENTERED INTO BY AND BETWEEN:

BANCO SANTANDER (MEXICO), S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO SANTANDER MEXICO

(“PARTY A”)

and

AEROINVEST, S.A. DE C.V.

(“PARTY B”)

WITH THE APPEARANCE OF EMPRESAS ICA, S.A.B. DE C.V., CONSTRUCTORA ICA, S.A. DE C.V., CONTROLADORA DE OPERACIONES DE INTFRAESTRUCTURA, S.A. DE C.V., AND INGENIEROS CIVILES ASOCIADOS, S.A.B. DE C.V., IN THEIR CAPACITY OF JOINT AND SEVERAL OBLIGORS

(“JOINT AND SEVERAL OBLIGORS”)

(THE PARTIES SHALL HEREINAFTER BE JOINTLY REFERRED TO AS THE “PARTIES” AND INDIVIDUALLY AS A “PARTY”), PURSUANT TO THE FOLLOWING REPRESENTATIONS AND CLAUSES:

REPRESENTATIONS

Each Party represents, both on the date of this Global Agreement, as well as on each date on which a Guarantee is granted, that:

(a)	The Parties have entered into a Master Agreement for the execution of Transactions;

(b)	If a natural person, he has sufficient capacity to enter into this Global Agreement and to perform his obligations hereunder;

(c)	If an entity or governmental agency, decentralized body, financial institution acting as trustee in a public trust, or majority-owned state company, it is duly authorized to enter into this Global Agreement and to perform its obligations hereunder;

(d)	If a legal person, it is duly organized under the laws of its place of its organization and its corporate purpose authorizes it to enter into this Global Agreement and to perform its obligations hereunder;

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(e)	Its attorney(s)-in-fact that formalizes this Global Agreement has sufficient authority to bind it under the terms of this Global Agreement, and such authority has not been revoked or modified;

(f)	It has all corporate, governmental, and any other necessary authorizations or licenses to enter into this Global Agreement and to perform its obligations hereunder;

(g)	This Global Agreement does not contravene any legal or contractual provision, authorization, license, judgment, award, or resolution, of any nature, that applies or binds it, and the obligations arising therefrom are valid and enforceable against it in accordance with its terms;

(h)	There are no pending lawsuits or, to its knowledge, threatened against it, before any judicial, arbitral, or administrative court, that might have a significant adverse effect with respect to the validity or enforceability of this Global Agreement or with respect to its capacity to perform its obligations; and

(i)	It is the legal owner or has the authority to dispose of any and all Eligible Assets that can be granted as Guarantee and, in any case, such Eligible Asset is free and clear of all liens and encumbrances.

Based on the previous representations, which form an integral part of this Global Agreement, the Parties agree on the following:

CLAUSES

First.- Definitions.

Unless otherwise defined in this Global Agreement, capitalized terms used in this Global Agreement shall have the meaning ascribed to the same in the Master Agreement (such meanings shall equally apply to singular and plural).

For the purposes of this Global Agreement, the following terms have the following meanings:

“Guarantee Holder” means the Party entitled to have a Guarantee granted in its favor under this Global Agreement, or, that holds Assets Granted as Guarantee of the other Party.

“Eligible Assets” means cash and securities indicated as such in Exhibit A.

“Assets Granted as Guarantee” means the Eligible Assets granted as guarantee by each Party pursuant to the Fourth Clause of this Global Agreement.

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“Valuation Agent” means the Party or third party that will be in charge of making the calculations under this Global Agreement. Unless otherwise agreed in Exhibit A, the Valuation Agent shall be (i) if only one Party is a credit institution or a brokerage firm, such Party shall be the Valuation Agent; and (ii) if both Parties are credit institutions or brokerage firms, the Party entitled to receive, as appropriate, the Guarantee Amount or a Reimbursement Amount.

“Agreed Amount” means the amount indicated as such in Exhibit A, with the understanding that if there is any Early Termination Cause for Causes Attributable to the Parties or Early Termination Cause for Objective Circumstances, the applicable Agreed Amount to the Party in Breach or to the Affected Party, as the case may be, shall be equal to zero.

“Reimbursement Amount” means, for each Valuation Date, where one of the Parties granted to the other Party Assets Granted as Guarantee, the positive difference between:

(i) the Market Value of the Guarantee of the Assets Granted as Guarantee prior to that moment granted by the Debtor of the Guarantee, minus

(ii) the amount that is equal to: (a) the value of the Net Risk Exposure of the Guarantee Holder, on such Valuation Date, plus (b) any Margin applicable to the Guarantee Debtor, if any, minus (c) any Margin applicable to the Guarantee Holder, if any, minus (d) the Agreed Amount applicable to the Guarantee Debtor, provided that if the product obtained pursuant to the provisions of this paragraph is less than zero, it shall be considered as zero.

The foregoing with the understanding that there shall be a Reimbursement Amount, provided that the difference between the provisions of paragraph (i) and (ii) above is greater than the Minimum Transfer Amount applicable to the Guarantee Debtor, and such difference is rounded to the nearest lower integer multiple pursuant to the Rounding Amount.

“Close of Business” has the meaning ascribed to such term in Exhibit A.

“Guarantee Agreement” means any agreement listed in the Third Clause of this Global Agreement.

“Global Agreement” means this Global Agreement for Granting Guarantees with Respect to Derivative Financial Transactions.

“Master Agreement” means the Master Derivate Financial Transactions Agreement entered into by and between Party A and Party B.

“Guarantee Debtor” means the Party obligated to grant a guarantee under the terms of this Global Agreement, or, the Party that granted to the other Party Assets Granted as Guarantee.

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“Net Risk Exposure” means, on each Valuation Date, the amount, if any, that would be payable by the Guarantee Debtor to the Guarantee Holder (expressed in a positive number) or that the Guarantee Holder should pay to the Guarantee Debtor (expressed in a negative number) if all Transactions are early terminated at the Valuation Time in terms of Clause 10.2.2 of the Master Agreement; with the understanding that for the purposes of this Global Agreement (i) all calculations pursuant to Clause 10.2.2 shall be made by the Valuation Agent and not by each Calculation Agent, calculating for each Party the Early Settlement Amount (with a positive or negative sign), (ii) the Valuation Agent shall not consider (and, where appropriate, shall request the Source not to consider) the creditworthiness of the Party with respect to which the Early Settlement Amount is being calculated, or the financing cost referred to by paragraph b) of the definition of Replacement Value, (iii) the Valuation Agent shall consider mid-market quotes, (iv) all references to “Affected Transactions” in the definition of Replacement Value of the Master Agreement shall be understood as referring to “Transactions”, and (v) all References to the “Non-breaching Party” in the definition of Replacement Value in the Master Agreement shall be understood as referring to the Party with respect to which the calculation is being made.

“Valuation Date” means any Banking Business Day.

“Time of Notice” has the meaning ascribed to such term in Exhibit A.

“Valuation Time” has the meaning ascribed to such term in Exhibit A.

“Margin” means the amount identified as such in Exhibit A or in the Confirmation for each Party, provided that if no amount is specified, such amount shall be zero.

“Guarantee Amount” means, for each Valuation Date, the positive difference between:

(i) the amount that is equal to (a) the value of the Net Risk Exposure of the Guarantee Holder, on such Valuation Date, plus (b) any Margin applicable to the Guarantee Debtor, if any, minus (c) any Margin applicable to the Guarantee Holder, if any, minus (d) the Agreed Amount applicable to the Guarantee Debtor, provided that if the product obtained pursuant to the provisions of this paragraph is less than zero, it shall be considered as zero, minus

(ii) the Market Value of the Guarantee of the Assets Granted as Guarantee prior to that moment granted by the Debtor of the Guarantee.

The foregoing with the understanding that there shall be a Reimbursement Amount, provided that the difference between the provisions of paragraph (i) and (ii) above is greater than the Minimum Transfer Amount applicable to the Guarantee Debtor, and such difference is rounded to the nearest lower integer multiple pursuant to the Rounding Amount.

“Rounding Amount” has the meaning ascribed to such term in Exhibit A.

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“Minimum Transfer Amount” means the amount identified as such in Exhibit A for each Party, with the understanding that if there is any Early Termination Cause for Causes Attributable to the Parties or Early Termination Cause for Objective Circumstances, the Minimum Transfer Amount applicable to the Party in Breach or to the Affected Party, as the case may be, shall be equal to zero.

“Market Value of the Guarantee” means, with respect to Assets Granted as Guarantee, (i) in the case of cash, the nominal amount, and (ii) in the case of other Eligible Assets, the price determined by the Valuation Agent, multiplied by the factor mentioned in Exhibit A for each type of applicable Eligible Asset.

Second. Integral Part of the Master Agreement; Construction.

1. This Global Agreement modifies the relevant parts and forms an integral part of the Master Agreement.

2. In the event of discrepancy between the Master Agreement or the Supplement and this Global Agreement and its Exhibits, this Global Agreement and its Exhibits shall prevail. In the event of discrepancy between a Confirmation and this Global Agreement and its Exhibits, the Confirmation shall prevail. In the event of discrepancy between this Global Agreement and any of its Exhibits, the Exhibits shall prevail. In the event of discrepancy between this Global Agreement and any Guarantee Agreement, the Guarantee Agreement shall prevail.

Third. Type of Guarantee Agreement.

Any guarantee that must be granted under this Global Agreement to guarantee the obligations of the Parties under the Master Agreement shall be granted through the execution and perfection, pursuant to the election made in accordance with the nature of the Eligible Assets, by the Party that is the Guarantee Holder, as specified in Exhibit A, of the Guarantee Agreements agreed upon by the Parties, which may be:

1.	Securities pledge; and/or

2.	Guaranty trust; and/or

3.	Pledge; and/or

4.	any other agreement agreed upon by the Parties.

The Guarantee Agreement shall be executed simultaneously with the execution of the other transactions documents.

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Fourth. Obligation to Grant Guarantees in the Guarantee Amount; Reimbursement Amount; Conditions; Calculation; Early Termination.

1.            Guarantee Amount. The Parties agree that, until the obligations that arise from the Transactions are fully performed, and with the purpose of guaranteeing the performance thereof:

(a)	In the event that, on any Valuation Date, the Guarantee Holder notifies the Guarantee Debtor that there is a Guarantee Amount, the Guarantee Debtor shall be required to grant guarantees in the Guarantee Amount in favor of the Guarantee Holder.

(b)	The Parties agree that simultaneously with the execution of the Transactions, Party B agrees to grant a Guarantee Amount equal to 25% (twenty-five percent) of the Par Value of the Equity Swap.

(c)	The guarantee shall be granted by the Guarantee Debtor prior to the Close of Business of the Banking Business Day following the notice referred to by paragraph (a) above, through the execution of a Guarantee Agreement, in terms of the Third Clause or increase of the guarantee under an existing Guarantee Agreement.

2.            Reimbursement Amount. In the event that, on any Valuation Date, there is a Reimbursement Amount, the Guarantee Debtor may request the Guarantee Holder, and the latter shall be required to deliver the Reimbursement Amount prior to the Close of Business of the Banking Business Day following the date on which the Guarantee Debtor is notified of the existence of a Reimbursement Amount.

3.            Business Day and Hour to Make Payments or Deliveries. In the event that the applicable Party makes, on the Time of Notice or prior to the same, a request to the other Party for the delivery of the Guarantee Amount or the Reimbursement Amount, as the case may be, such amounts shall be delivered by the Party in question by the Close of Business of the Banking Business Day following the date on which the Guarantee Amount or the Reimbursement Amount, as the case may be, is requested. If such notices are made after the Time of Notice, then the Guarantee Amount or the Reimbursement Amount, as the case may be, shall be delivered by the applicable Party on the second Banking Business Day following the date on which the Guarantee Amount or the Reimbursement Amount, as the case may be, is requested.

4.            Calculations. All calculations of the Net Risk Exposure, Market Value of the Guarantee, Guarantee Amount, and Reimbursement Amount shall be made by the Valuation Agent. The calculations shall be made around the Valuation Time. The Valuation Agent shall notify the calculations to the other Party when there is a Reimbursement Amount or a Guarantee Amount.

5.            Disputes Regarding Calculations. (a) If any Party disagrees with the calculation made by the Valuation Agent, such Party shall:

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(i) notify such disagreement to the Valuation Agent in writing, prior to the Close of Business of the Banking Business Day following the date on which the notices requesting the Guarantee Amount or the Reimbursement Amount, as the case may be, are made;

(ii) if there is a dispute with respect to the Guarantee Amount, the Guarantee Debtor shall deliver to the Guarantee Holder the Eligible Assets in the amounts that are not the subject matter of the dispute, in the terms originally agreed upon;

(iii) if there is a dispute with respect to the Reimbursement Amount, the Guarantee Holder shall deliver to the Guarantee Debtor the Eligible Assets in the amounts that are not the subject matter of the dispute, in the terms originally agreed upon; and

(iv) consult with the other Party to resolve the dispute within the Banking Business Day following the date on which the notice referred to by paragraph (i) above is sent.

(b) In the event no agreement is reached pursuant to the provisions of paragraph (a) above, the Valuation Agent shall, on the Banking Business Day following the date on which the existence of a dispute regarding the Net Risk Exposure, Market Value of the Guarantee, Guarantee Amount, and Reimbursement Amount was notified, make once again the controverted calculations at Valuation Date value:

(i) using the calculations that are not the subject matter of the dispute; and

(ii) calculate the amounts and concepts that are the subject matter of the dispute using the arithmetical average of the quotes requested to three financial institutions to calculate the Early Settlement Amount or the Market Value of the Guarantee, as the case may be.

(c) The Valuation Agent shall give notify the Parties in writing the new calculations no later than the Banking Business Day following the date on which the new calculations were made. The corresponding Party shall transfer the necessary Eligible Assets prior to the Close of Business of the Banking Business Day following the receipt of such notice.

5. Early Termination. The Transactions may be early terminated in terms of the Master Agreement for any breach of this Global Agreement or the corresponding Guarantee Agreement.

6. Limitation to the Obligation to Grant Guarantees. As long as any of the Parties is a Party in Breach or an Affected Party, the other Party shall have no obligation to grant Guarantees or a Reimbursement Amount pursuant to this Clause.

Fifth. Amendments.

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The terms and conditions of this Global Agreement may only be amended by written instrument signed by both Parties, except for the information relating to the accounts of each Party mentioned in Exhibit A, which may be modified by written notice to the other Party.

Sixth. Notices.

All notices and any other communications established in this Global Agreement shall be in writing and sent to the address, telefax numbers, email, or data message system mentioned in the Supplement or to any other address, fax number, email address, or data message designated by the recipient giving notice to the other Party. Such notices and other communications shall be effective, if delivered personally, upon their delivery, and if sent by fax, email, or any other electronic or communication means, when received or when the acknowledgment of receipt of the corresponding data message is received.

Seventh. Applicable Law and Arbitration.

The Parties agree that this Global Agreement shall be governed and construed in accordance with the applicable laws of the United Mexican States. In the event any dispute related to this Global Agreement cannot be solved amiably by the Parties, such dispute shall be finally solved pursuant to the Arbitration Rules of the Mexican Arbitration Center (Centro de Arbitraje de México or CAM, for its acronym in Spanish), in Mexico City, Federal District, by three arbitrators appointed pursuant to such Rules.

BANCO SANTANDER (MEXICO), S.A.,                               AEROINVEST, S.A. DE C.V.

INSTITUCION DE BANCA MULTIPLE,

GRUPO FINANCIERO SANTANDER

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/s/ Alfonso Vázquez Moreno	/s/ Víctor Humberto Bravo Martín
Name: Alfonso Vázquez Moreno Title: Attorney-in-fact	Name: Víctor Humberto Bravo Martín Title: Attorney-in-fact

/s/ Francisco Mejía Ortega

Name: Francisco Mejía Ortega

Title: Attorney-in-fact

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JOINT AND SEVERAL OBLIGORS

EMPRESAS ICA, S.A.B. DE C.V.                               CONSTRUCTORA ICA, S.A. DE C.V.

/s/ Alonso Quintana Kawage	/s/ Víctor Humberto Bravo Martín
Name: Alonso Quintana Kawage Title: Attorney-in-fact	Name: Víctor Humberto Bravo Martín Title: Attorney-in-fact

CONTROLADORA DE OPERACIONES DE

INFRAESTRUCTURA, S.A. DE C.V.

/s/ Víctor Humberto Bravo Martín

Name: Víctor Humberto Bravo Martín

Title: Attorney-in-fact

INGENIEROS CIVILES ASOCIADOS, S.A.

DE C.V.

/s/ Víctor Humberto Bravo Martín

Name: Víctor Humberto Bravo Martín

Title: Attorney-in-fact

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Exhibit A

Variable Selection Exhibit to the Global Agreement for Granting Guarantees with Respect to Derivative Financial Transactions dated May 29, 2015, by and between

BANCO SANTANDER (MEXICO), S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO

FINANCIERO SANTANDER MEXICO

(“PARTY A”)

and

AEROINVEST, S.A. DE C.V.

(“PARTY B”)

WITH THE APPEARANCE OF EMPRESAS ICA, S.A.B. DE C.V., CONSTRUCTORA ICA, S.A. DE C.V., CONTROLADORA DE OPERACIONES DE INTFRAESTRUCTURA, S.A. DE C.V., CONTROLADORA DE EMPRESAS DE VIVIENDA, S.A. DE C.V., AND INGENIEROS CIVILES ASOCIADOS, S.A.B. DE C.V., IN THEIR CAPACITY OF JOINT AND SEVERAL OBLIGORS

(“JOINT AND SEVERAL OBLIGORS”)

This Exhibit forms part of the Global Agreement and the Master Agreement. Capitalized terms not otherwise defined in this Exhibit shall have the meaning ascribed to the same in the Global Agreement.

Parties Obligated to Grant Guarantees:

Party “A”: Not applicable

Part “B”: Applicable

Type of Guarantee Agreement Agreed:

(a)   Non-possessory securities pledge

(b)   Pledge on cash

Guarantee Accounts:

Party “A”:

Eligible Assets:

With respect to Party “B”:

Eligible Assets	Factor
Shares of Grupo Aeroportuario del Centro Norte, S.A.B. (OMAB MM)	100%
Pesos	100%
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Guarantee Amount. For the purposes of this agreement, the meaning of Guarantee Amount is the following:

If on each Valuation Date, the Total Share Value is less than 110% of the Liquid Value, Party B shall grant a Guarantee Amount until the Total Share Value is equal to 125% of the Liquid Value.

In the first notice of the Guarantee Amount, the Guarantee Debtor may choose between any of the Eligible Assets to grant guarantees. In subsequent notices, the Guarantee Debtor agrees to grant guarantees exclusively in Pesos.

For the purposes of this agreement, the following is understood by:

Total Share Value: market value of the Shares of the Transactions plus the market value of the Shares granted as an Asset Granted as Guarantee.

Liquid Value: Par Value of the Equity Swap plus the Market Value of the TIIE (Equilibrium Interbank Interest Rate) Swap minus Pesos granted as an Asset Granted as Guarantee.

Par Value of the Equity Swap: The sum of the amount established in the Transactions executed between the Parties in or around the execution date of this guarantee agreement on the Shares of Grupo Aeroportuario del Centro Norte, S.A.B. (OMAB MM).

Market Value of the TIIE Swap: The present value of the exchange of flows denominated at the agreed fixed rate of the Transactions, for flows denominated at the Equilibrium Interbank Interest Rate (“TIIE”, for its acronym in Spanish: Tasa de Interés Interbancaria de Equilibrio), or the one that substitutes it plus 350 points from the date of the last coupon payment up to the expiration date of the Transactions. Such value shall be determined by the Calculation Agent according to the prevailing market conditions on each Valuation Date.

Reimbursement Amount: For the purposes of this agreement, the meaning of Reimbursement Amount is the following:

The Reimbursement Amount shall be carried out on each Valuation Date, provided that Party A has Assets Granted as Guarantee of Party B, where the Total Share Value is greater than 175% of the Liquid Value. In this case, Party A shall have to return a Reimbursement Amount that makes the Total Share Value 140% of the Liquid Value.

The foregoing, with the understanding that there shall be a Reimburse Amount as from the first year of the term of the Transactions, unless in the event of the total termination of one or several Transactions, in which case Party A shall return to Party B the Reimbursement Amount determined by the Valuation Agent for the termination of such Transactions.

The Guarantee Holder shall choose the Eligible Assets for the delivery of the Reimbursement Amount.

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Agreed Amount:

Party A: Not applicable

Party B: zero

Margin:

Party A: zero

Party B: zero

Minimum Transfer Amount:

The Minimum Transfer Amount for each Party shall be the following:

Party A: Not applicable

Party B: $0.00 (zero pesos national currency)

Time of Notice: means 12:00 hours of each Valuation Date.

Valuation Date: means each Banking Business Day.

Valuation Time: means any time after the Close of Business of the Banking Business Day prior to the Valuation Date. For the purposes of this definition, Close of Business is 15:00 hours.

Rounding Amount:

Party A: $1,000,000.00 (one million pesos 00/100 national currency)

Party B: $1,000,000.00 (one million pesos 00/100 national currency)

Valuation Agent: Party A

Interest. The Parties agree that the amounts in Pesos delivered as Guarantee Amount shall accrue daily interest equal to the amount that results from applying the Weighted Bank Funding Rate (Tasa Ponderada de Fondeo Bancario) published by the Mexican Central Bank in its Internet webpage www.banxico.gob.mx on the Banking Business Day in Mexico prior to the Valuation Date. Interest generated shall be simple (as opposed to compound interest) and shall not be considered part of the Guarantee Amount. Interest shall be offset and delivered on the third (3rd) Banking Business Day of each calendar month.

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Other Provisions:

The Parties agree on adding the following provisions:

(i) Taxes: The Parties acknowledge and accept that, if applicable, they shall make withholdings of any tax, present or future, lien, use, or contribution of any nature, imposed by any governmental authority (including legislative authorities) with respect to any investment carried out with the Eligible Assets pursuant to this Global Agreement.

(ii) Notices. The Parties agree on modifying the Sixth Clause of the Global Agreement to read as follows:

All notices and any other communications established in this Global Agreement shall be in writing and sent to the address of the other Party, except for notices relating to the Guarantee Amount, grant or release of guarantees, or Reimbursement Amount, which may be carried out through messages sent to the email address or data message system designated by the recipient giving notice to the other Party. Such notices and other communications shall be effective, if delivered personally, upon their delivery, and if sent by email or any other electronic or communication means, when received or when the acknowledgment of receipt of the corresponding data message is received.

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BANCO SANTANDER (MEXICO), S.A.,                            AEROINVEST, S.A. DE C.V.

INSTITUCION DE BANCA MULTIPLE,

GRUPO FINANCIERO SANTANDER

MEXICO

/s/ Alfonso Vázquez Moreno	/s/ Víctor Humberto Bravo Martín
Name: Alfonso Vázquez Moreno Title: Attorney-in-fact	Name: Víctor Humberto Bravo Martín Title: Attorney-in-fact

/s/ Francisco Mejía Ortega

Name: Francisco Mejía Ortega

Title: Attorney-in-fact

JOINT AND SEVERAL OBLIGORS

INGENIEROS CIVILES ASOCIADOS, S.A.                     CONSTRUCTORA ICA, S.A. DE C.V.

DE C.V.

/s/ Víctor Humberto Bravo Martín	/s/ Víctor Humberto Bravo Martín
Name: Víctor Humberto Bravo Martín Title: Attorney-in-fact	Name: Víctor Humberto Bravo Martín Title: Attorney-in-fact

CONTROLADORA DE OPERACIONES DE

INFRAESTRUCTURA, S.A. DE C.V.

/s/ Víctor Humberto Bravo Martín

Name: Víctor Humberto Bravo Martín

Title: Attorney-in-fact

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EMPRESAS ICA, S.A.B. DE C.V. AEROINVEST, S.A. DE C.V.

/s/ Alonso Quintana Kawage
Name: Alonso Quintana Kawage Title: Attorney-in-fact

________________________
Name: __________________ Title:____________________